UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2020

Qualigen Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37428	26-3474527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2042 Corte Del Nogal, Carlsbad, California 92011

(Address of principal executive offices) (Zip Code)

(760) 918-9165

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.001 per share	QLGN	The Nasdaq Capital Market of The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On August 2, 2020, Qualigen Therapeutics, Inc. (“Qualigen” or the “Company”) entered into a Securities Purchase Agreement with a single institutional investor for the purchase and sale for $10,000,000 of (i) 1,717,106 shares of Qualigen common stock and (ii) two-year warrants to purchase 1,287,829 shares of Qualigen common stock for an exercise price of $6.00 per share. (The warrants included a 9.99% beneficial-ownership blocker provision.) Also on August 2, 2020, the Company entered into a Placement Agency Agreement with A.G.P./Alliance Global Partners, dated August 2, 2020, with respect to the transaction contemplated by the Securities Purchase Agreement.

The closing under the Securities Purchase Agreement occurred on August 4, 2020.

Item 8.01. Other Events.

The sale described above was made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-232798) previously filed with the Securities and Exchange Commission (the “SEC”).

On August 4, 2020, the Company filed a prospectus supplement with the SEC, under such shelf registration statement on Form S-3, pertaining to such sale.

On August 4, 2020, the Company issued a press release announcing the closing of such sale. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

As of immediately after the closing of such sale, the Company has 21,028,837 shares of outstanding common stock, 1,808 shares of outstanding Series Alpha Preferred Stock (overlying 2,444,984 shares of common stock potentially issuable upon conversion), and 13,426,421 outstanding common stock options and common stock warrants.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation

10.1**	Securities Purchase Agreement, dated August 2, 2020.

10.2	Placement Agency Agreement between Qualigen Therapeutics, Inc. and A.G.P./Alliance Global Partners, dated August 2, 2020.

10.3	Common Stock Purchase Warrant for 1,287,829 shares, dated August 4, 2020.

10.4	Exclusive License Agreement, by and between Qualigen Therapeutics, Inc. and University of Louisville Research Foundation, Inc. dated as of July 17, 2020.

23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in Exhibit 5.1).

99.1	Press Release dated August 4, 2020, issued by Qualigen Therapeutics, Inc..

**	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedules will be furnished to the SEC upon request.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements by the Company that involve risks and uncertainties and reflect the Company’s judgment as of the date of this release. These statements include those related to potential future development, testing, launch of product candidates and the expected closing of the offering. Actual events or results may differ from the Company’s expectations. For example, there can be no assurance that the Company will successfully develop any drugs or therapeutic devices; that preclinical or clinical development of the Company’s drugs or therapeutic devices will be successful; that future clinical trial data will be favorable or that such trials will confirm any improvements over other products or lack negative impacts; that any drugs or therapeutic devices will receive required regulatory approvals or that they will be commercially successful; that patents will issue on the Company’s in-licensed patent applications; that such patents, if any, and the Company’s current owned and in-licensed patents would prevent competition; that the Company will be able to procure or earn sufficient working capital to complete the development, testing and launch of the Company’s prospective therapeutic products; that the Company will be able to maintain or expand market demand and/or market share for the Company’s diagnostic products generally, particularly in view of COVID-19-related deferral of patients’ physician-office visits and FastPack reimbursement pricing challenges; that adoption and placement of FastPack® Pro System instruments (which are the only FastPack instruments on which the Company’s SARS-CoV-2 IgG test kits can be run) will be widespread; that the Company will be able to manufacture the FastPack Pro System instruments and SARS-CoV-2 IgG test kits successfully; or that any commercialization of the FastPack Pro System instruments and SARS-CoV-2 IgG test kits will be profitable. The Company’s stock price could be harmed if any of the events or trends contemplated by the forward-looking statements fails to occur or is delayed or if any actual future event otherwise differs from expectations. Additional information concerning these and other risk factors affecting the Company’s business (including events beyond the Company’s control, such as epidemics and resulting changes) can be found in the Company’s prior filings with the Securities and Exchange Commission, available at www.sec.gov. The Company disclaims any intent or obligation to update these forward-looking statements beyond the date of this Current Report, except as required by law. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALIGEN THERAPEUTICS, INC.

Date: August 4, 2020	By:	/s/ Michael S. Poirier
Michael S. Poirier, President and Chief Executive Officer